Exhibit 10.1

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of September 9, 2026, is between ONEOK, Inc., an Oklahoma corporation (“Company”), and Falcon TopCo, Inc., an Oklahoma corporation (“New Parent”). All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of September 9, 2026 (the “Merger Agreement”), by and among Company, New Parent and Falcon Merger Sub, L.L.C., an Oklahoma limited liability company (“Merger Sub”).

RECITALS

WHEREAS, pursuant to the Merger Agreement, Merger Sub will merge with and into Company with Merger Sub surviving as a direct, wholly owned subsidiary of New Parent (the “Merger” and together with the other transactions contemplated by the Merger Agreement, the “Reorganization”) and each outstanding share of common stock of Company, par value $0.01 per share (“Company Common Stock”), will be converted into one share of common stock of New Parent, par value $0.01 per share (“New Parent Common Stock”), of the same class and with the same rights and privileges relative to New Parent that such share had relative to Company prior to the Merger;

WHEREAS, once the conditions set forth in the Merger Agreement have been satisfied or waived, as the case may be, Merger Sub intends to file articles of merger (the “Articles of Merger”) executed in accordance with the relevant provisions of the Oklahoma General Corporation Act (the “OGCA”) and the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”), with the Secretary of State of the State of Oklahoma (the “Secretary of State”) and shall make all other filings or recordings required under the OGCA and the Oklahoma LLC Act (as applicable) to effectuate the Merger, which shall become effective at such time as the Articles of Merger is duly filed with the Secretary of State or at such later date and time as is specified in the Articles of Merger (the date and time the Merger becomes effective being referred to herein as the “Effective Time”);

WHEREAS, in connection with the Reorganization, Company will transfer and assign (including sponsorship of) to New Parent, and New Parent will assume (including sponsorship of), Company’s equity compensation plans listed on Schedule A hereto and any and all subplans, appendices or addendums thereto (each, an “Equity Plan” and collectively, the “Equity Plans”), and any and all agreements evidencing Awards (as defined below), effective immediately prior to the Effective Time;

WHEREAS, in connection with the Reorganization, Company will transfer and assign (including sponsorship of) to New Parent, and New Parent will assume (including sponsorship of) the ONEOK, Inc. Deferred Compensation for Non-Employee Directors and any and all agreements and elections thereunder (the “DC Plan”), effective immediately prior to the Effective Time;

WHEREAS, in connection with the Reorganization and as a consequence of the transfers and assignments of the Equity Plans and DC Plan, immediately prior to the Effective Time, Company will transfer and assign to New Parent, and New Parent will assume the Company’s rights and obligations with respect to (i) each right to acquire or vest in a share of Company Common Stock pursuant to awards of restricted units (each, a “Restricted Unit” and collectively, the “Restricted Units”) and pursuant to awards of performance units and deferred performance units (each, a “Performance Unit” and collectively, the “Performance Units”) under the Equity Plans, (ii) each right to acquire a share of Company Common Stock pursuant to phantom stock units credited under the DC Plan (each, a “Phantom Stock Unit” and collectively, the “Phantom Stock Units”), (iii) each right to purchase a share of Company Common Stock under the ONEOK, Inc. Employee Stock Purchase Plan (the “ESPP”) (each, an “ESPP Right” and collectively, the “ESPP Rights”), and (iv) each right to receive a share of Company Common Stock under the ONEOK, Inc. 2025 Employee Stock Award Program (the “ESAP”) (each, an “ESAP Right” and collectively, the “ESAP Rights” and collectively with the Restricted Units, Performance Units, Phantom Stock Units and ESPP Rights, the “Awards”) issued under the Equity Plans that is outstanding and unexercised, unvested or not yet paid immediately prior to the Effective Time, which Awards shall be converted into an ESPP Right, an ESAP Right, a Restricted Unit, a Performance Unit or a Phantom Stock Unit pursuant to which the holder may acquire a share of New Parent Common Stock (or the cash equivalent, as applicable) with the same rights and privileges relative to New Parent that such ESPP Right, ESAP Right, Restricted Unit, Performance Unit or Phantom Stock Unit had relative to Company immediately prior to the Effective Time on otherwise the same terms and conditions as were applicable immediately prior to the Effective Time, including, for ESPP Rights, at a purchase price determined in accordance with the terms of the ESPP;

WHEREAS, the Board of Directors of Company has determined that it is in the best interests of Company and its stockholders for Company to enter into this Agreement; and

WHEREAS, the Board of Directors of New Parent has determined that it is in the best interests of New Parent and its stockholders for New Parent to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Company and New Parent hereby agree as follows:

I. EQUITY PLANS AND AWARDS

1. Immediately prior to and contingent upon the Effective Time, Company transfers and assigns to New Parent and New Parent assumes sponsorship of the Equity Plans and the DC Plan, along with all of Company’s rights and obligations under the Equity Plans and the DC Plan (the “Plan Transfer”), and agrees to perform, from and after the Effective Time, all obligations of Company pursuant to the Equity Plans and the DC Plan.

2. Immediately prior to and contingent upon the Effective Time, Company transfers and assigns to New Parent and New Parent assumes the Company’s rights and obligations, and agrees to perform all obligations of Company, pursuant to each Award that is outstanding and unexercised, unvested or not yet paid immediately prior to the Effective Time issued under the Equity Plans and each such Award shall be converted into an identical equity award of New Parent as follows:

(a) each Restricted Unit and Performance Unit shall be converted into a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Equity Plan and agreement evidencing an Award, a share of New Parent Common Stock with the same rights and privileges applicable to the share of Company Common Stock subject to such Restricted Unit or Performance Unit immediately prior to the Effective Time;

(b) each Phantom Stock Unit shall be converted into a right to acquire, on otherwise the same terms and conditions as were applicable under the DC Plan and applicable Equity Plan, a share of New Parent Common Stock with the same rights and privileges applicable to the share of Company Common Stock subject to such Phantom Stock Unit immediately prior to the Effective Time;

(c) each ESPP Right shall be converted into a right to purchase, on otherwise the same terms and conditions as were applicable under the ESPP, a number of shares of New Parent Common Stock as determined in accordance with the terms of the ESPP; and

(d) each ESAP Right shall be converted into a right to receive a share of New Parent Common Stock under the ESAP.

3. Immediately prior to and contingent upon the Effective Time, the Awards, the Equity Plans and the DC Plan shall each be automatically deemed to be amended, to the extent necessary or appropriate, to generally reflect the Plan Transfer and provide that, with respect to the period of time from and after the Effective Time, (i) references to Company in such awards, documents and provisions shall be read to refer to New Parent, (ii) references to Company Common Stock in such awards, documents and provisions shall be read to refer to New Parent Common Stock, and (iii) references to a “Board” or a “Committee” shall be deemed to refer to the Board of Directors of New Parent or the applicable committee or delegate thereof. New Parent and Company agree to (i) prepare and execute all amendments to the Equity Plans, the DC Plan, the Awards and other documents necessary to effectuate New Parent’s assumption of the Equity Plans, the DC Plan and outstanding Awards, (ii) provide notice of the assumption to holders of such Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with the same.

4. On or prior to the Effective Time, New Parent shall reserve sufficient shares of New Parent Common Stock to provide for the issuance of New Parent Common Stock to satisfy New Parent’s obligations under this Agreement with respect to the Equity Plans, the DC Plan and Awards assumed by New Parent and for future awards under the Equity Plans.

5. Company and New Parent agree that the Reorganization does not constitute a “Change in Control” (or any similar term) under any of the Equity Plans.

II. MISCELLANEOUS

Each of Company and New Parent will, from time to time and at all times hereafter, upon every reasonable request to do so by the other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement, or have caused this Agreement to be duly executed and delivered on their behalf.

ONEOK, INC.

By:	/s/ Sarah M. Rechter
Sarah M. Rechter, Vice President, Deputy General Counsel and Corporate Secretary

FALCON TOPCO, INC.

By:	/s/ Sarah M. Rechter
Sarah M. Rechter, Vice President, Deputy General Counsel and Corporate Secretary

Schedule A

(Equity Plans)

ONEOK, Inc. 2025 Equity Incentive Plan (including all forms of award agreements and individualized agreements thereunder)

ONEOK, Inc. Equity Incentive Plan (also known as the ONEOK, Inc. 2018 Equity Incentive Plan) (including all award agreements that correspond to awards outstanding effective as of the date of the Plan Transfer)

ONEOK, Inc. Equity Compensation Plan (including all award agreements that correspond to awards outstanding effective as of the date of the Plan Transfer)

ONEOK, Inc. Long-Term Incentive Plan (including all award agreements that correspond to awards outstanding effective as of the date of the Plan Transfer)

EnLink Midstream, LLC 2014 Long-Term Incentive Plan (including all award agreements that correspond to awards outstanding effective as of the date of the Plan Transfer)

ONEOK, Inc. 2025 Employee Stock Award Program

ONEOK, Inc. Employee Stock Purchase Plan